EXHIBIT 99.1

Aptose Tuspetinib Clinical Data from Ongoing TUSCANY Trial in Newly Diagnosed AML Selected for Presentation at the 2025 ASH Annual Meeting

Abstract available on ASH website

SAN DIEGO and TORONTO, Nov. 03, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (TSX: APS), a clinical-stage precision oncology company developing a tuspetinib (TUS) based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), today announced that an abstract from its TUSCANY study of tuspetinib with standard of care venetoclax and azacitidine in patients with newly diagnosed AML has been selected for poster presentation at the 67th American Society of Hematology (ASH) Annual Meeting and Exposition. The meeting is scheduled to take place December 6-9, 2025, in Orlando, Florida.

ASH Poster Presentation Details:

Title: TUSCANY Study demonstrates safety and efficacy of tuspetinib plus standard of care venetoclax and azacitidine in patients with newly diagnosed AML ineligible for induction chemotherapy

Acute Myeloid Leukemias: Investigational Drug and Cellular Therapies: Poster I
Session Date: December 6, 2025
Session Time: 5:30 PM - 7:30 PM
Presentation Time: 5:30 PM - 7:30 PM
Room: OCCC - West Halls B3-B4
Publication Number: 1645

The abstract accepted for presentation can be viewed online at the ASH conference website here, and will appear in the November supplemental issue of Blood. Please note that the actual presentation will include more recent updates and additional data not found in the abstract.

The poster presentation will be available on the Aptose website here.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company’s lead clinical-stage, oral kinase inhibitor tuspetinib (TUS) has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the therapeutic potential and safety profile of tuspetinib (including the triplet therapy) and its clinical development, as well as statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations and to continue as a going concern; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com